CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related Prospectus of Samdrew I, Inc. for the registration of shares of common stock, and to the incorporation of our report dated October 12, 2004 with respect to the audit of the financial statements of Samdrew I, Inc. as of June 30, 2004 and for the period January 5, 2004 (date of inception) to June 30, 2004.

                                    /s/Rosen Seymour Shapss Martin & Company LLP

                                      CERTIFIED PUBLIC ACCOUNTANTS